   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 2004
                                       INVESTMENT COMPANY ACT FILE NO. 811-21600

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM N-2

 [X]  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF
      1940
 [X]  AMENDMENT NO. 4

                             ---------------------

                  SCUDDER GLOBAL COMMODITIES STOCK FUND, INC.
               (Exact Name of Registrant as Specified In Charter)

                             ---------------------

                                345 PARK AVENUE
                            NEW YORK, NEW YORK 10154
                    (Address of Principal Executive Offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 1-800-349-4281
                               BRUCE A. ROSENBLUM
                           DEUTSCHE ASSET MANAGEMENT
                                ONE SOUTH STREET
                                   BAL01-1806
                           BALTIMORE, MARYLAND 21202
                                  410-895-3883
                    (Name and Address of Agent For Service)

                             ---------------------

                                 WITH COPY TO:

               BURTON M. LEIBERT, ESQ.                              LEONARD B. MACKEY, JR., ESQ.
             WILLKIE FARR & GALLAGHER LLP                              CLIFFORD CHANCE US LLP
                  787 SEVENTH AVENUE                                    31 WEST 52ND STREET
               NEW YORK, NEW YORK 10019                               NEW YORK, NEW YORK 10019

                             ---------------------

Pursuant to Rule 8b-23, Registrant wishes to incorporate by reference (a) Part A in its entirety, (b) Part B in its entirety and (c) Item 25 and Items 27 through 33 of Part C of Pre-effective Amendment No. 3 to the Registrant's Registration Statement on Form N-2, filed on September 23, 2004.

                                     PART C

                               OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

(1) Financial Statements:

     Part A -- None

     Part B -- Report of Independent Registered Public Accounting Firm.(1)

(2) Exhibits:

    (a)  (i) Articles of Incorporation.(2)
         (ii) Amendment to Articles of Incorporation.(2)
    (b)  By-Laws.(2)
    (c)  Not applicable.
    (d)  Form of specimen share certificate.(2)
    (e)  Dividend Reinvestment and Cash Purchase Plan.(1)
    (f)  Not applicable.
    (g)  Form of Investment Management Agreement.(2)
    (h)  (i) Form of Purchase Agreement.(1)
         (ii) Form of Agreement Among Underwriters.(1)
         (iii) Form of Master Dealer Agreement.(1)
    (i)  Not applicable.
    (j)  Form of Custodian Agreement.(1)
         (i) Form of Transfer Agency, Registrar and Dividend
    (k)      Disbursing Agency Agreement.(2)
         (ii) Form of Additional Compensation Agreement between the
         Investment Manager and Merrill Lynch, Pierce, Fenner & Smith
              Incorporated.(1)
         (iii) Form of Corporate Finance Services and Consulting
         Agreement between the Investment Manager and A.G. Edwards &
               Sons, Inc.(1)
         (iv) Form of Additional Compensation Agreement between the
         Investment Manager and UBS AG.(1)
    (l)  (i) Opinion and Consent of Willkie Farr & Gallagher LLP.(1)
         (ii) Opinion and Consent of Venable LLP.(1)
    (m)  Not applicable.
    (n)  Consent of Independent Registered Public Accounting Firm.(1)
    (o)  Not applicable.
    (p)  Purchase Agreement.(2)
    (q)  Not applicable.
    (r)  (i) Code of Ethics of the Fund.(2)
         (ii) Code of Ethics of the Investment Manager.(2)
    (s)  Power of Attorney.(*)

------------

 * Filed as part of the signature page to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-117143 and 811-21600) on August 24, 2004 (the "Pre-Effective Amendment No. 1").

(1) Filed as an exhibit to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos. 333-117143 and 811-21600) on September 23, 2004.

(2) Filed as an exhibit to Pre-Effective Amendment No. 1.

ITEM 26.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The approximate expenses in connection with the offering are as follows:

SEC Registration Fees.......................................  $  57,015
New York Stock Exchange Listing Fee.........................  $ 150,000
Printing and Engraving Expenses.............................  $ 325,000
Legal Fees and Expenses.....................................  $ 350,000
Auditing Fees and Expenses..................................  $  35,000
NASD Fees...................................................  $  30,500
Miscellaneous...............................................  $  25,000
                                                              ---------
Gross Total.................................................  $ 972,515
                                                              =========
Absorbed by the Investment Manager*.........................  $(177,515)
                                                              ---------
Net total...................................................  $ 795,000
                                                              ---------

------------

* The Investment Manager has agreed to pay all organizational expenses of the Fund and offering expenses of the Fund (other than sales load, but including partial reimbursement of the expenses of the underwriters) that exceed $.03 per share.

                                   SIGNATURES

       Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, Scudder Global Commodities Stock Fund, Inc., has duly caused this Amendment No. 4 to its Registration Statement on Form N-2 to be signed on its behalf by the undersigned, duly authorized in the City of Baltimore and the State of Maryland, on the 24(th) day of September, 2004.

                                       SCUDDER GLOBAL COMMODITIES STOCK FUND,
                                       INC.

                                       By:      /s/ BRUCE A. ROSENBLUM
                                          --------------------------------------
                                           Name: Bruce A. Rosenblum
                                           Title:   Assistant Secretary